SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

           (Exact name of registrant as specified in its charter)

                           UNION BANKSHARES, INC.

(State or other jurisdiction     (Commission             (IRS Employer
          of incorporation)     File Number)         Identification Number)
          Vermont                001-15985                 03-0283552

(Address of principal executive offices)
20 Main St., P.O. Box 667                           (Zip Code)
Morrisville, VT                                     05661-0667

Registrant's telephone number, including area code: (802) 888-6600

        (Former name or former address, if changed since last report)
                               Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01:  Entry into a Material Definitive Agreement
On December 23, 2005, the Board of Directors of Union Bankshares, Inc. (the "Company") approved the issuance of incentive stock options under the Company's 1998 Incentive Stock Option Plan, to certain management employees, including the following executive officers:

Name and Title(s) with the Company                   Number of Shares
And Its Subsidiary (Union Bank)                      Subject to Option
----------------------------------------------------------------------

Kenneth D. Gibbons, President and                          2,000
Chief Executive Officer, the Company and
Union Bank

Cynthia D. Borck, Vice President, the Company                750
Executive Vice President, Union Bank

Marsha A. Mongeon, Vice President, Treasurer and             250
Chief Financial Officer, the Company
Senior Vice President and Treasurer, Union Bank

The exercise price of all such options is $23.30, which represents the closing price of the Company's common stock on the date of grant. All options are subject to a one-year vesting period before they become exercisable and expire five years after the date of grant.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Union Bankshares, Inc.

December 28, 2005                      /s/ Kenneth D. Gibbons
                                       _________________________
                                       Kenneth D. Gibbons, President

December 28, 2005                      /s/ Marsha A. Mongeon
                                       _________________________
                                       Marsha A. Mongeon, Chief Financial
                                       Officer


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